UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 28, 2004

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO	63141

(Address of Principal Executive Offices)	(Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information furnished pursuant to this Item 12, including the attached Exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 28, 2004, Energizer Holdings,Inc. issued a press release announcing financial and operating results for the second fiscal quarter of 2004, ending March 31, 2004. This press release, which included the attached unaudited Statement of Earnings for the quarter and six months ended March 31, 2004, is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The press release furnished herewith presents net earnings and earnings per diluted share for the third fiscal quarter of 2003 both with, and without, the impact of a write-up recorded on inventory acquired through the purchase of Schick-Wilkinson Sword from Pfizer, Inc. GAAP requires inventory to be valued as if the Company was a distributor purchasing the inventory at fair market value, as opposed to its historical manufacturing cost. As a result, there was a one-time allocation of purchase price to the acquired inventory which was $35.9 million, after-tax, higher than historical manufacturing cost. Because inventory value and cost of product sold for all product manufactured after the acquisition date are based upon actual production costs, as dictated by GAAP, the Company believes presenting earnings excluding the effect of the inventory write-up is useful to investors as an additional basis for comparison to subsequent periods.

The presentation of net earnings and earnings per diluted share excluding the effect of the inventory write-up is intended to supplement investors’ understanding of the Company’s operating performance, and such presentation is not intended to replace net earnings for the third fiscal quarter of 2003 as determined in accordance with accounting principles generally accepted in the United States.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:

Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: April 28, 2004

2

EXHIBIT INDEX

Exhibit No.

99.1	Earnings Release -- Second Quarter ended March 31, 2004.